UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 14, 2015

RTI INTERNATIONAL METALS, INC.

(Exact name of Registrant as specified in its charter)

Ohio	001-14437	51-2115953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Westpointe Corporate Center One, 5th Floor

1550 Coraopolis Heights Road

Pittsburgh, Pennsylvania

(Address of principal executive offices) (Zip Code)

(412) 893-0026

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On July 14, 2015, RTI International Metals, Inc. (“RTI”) received notices required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, regarding potential blackout periods under the RTI International Metals, Inc. Employee Savings and Investment Plan, the RTI International Metals, Inc. Bargaining Unit Employee Savings and Investment Plan and the RTI Employee Savings & Investment Plan (collectively, the “RTI Plans”) in respect of the RTI Stock Funds thereunder. The potential blackout periods for the RTI Plans would be implemented in connection with the anticipated closing of the previously announced merger with Alcoa Inc. (“Alcoa”), in accordance with the Agreement and Plan of Merger, dated March 8, 2015, by and among RTI, Alcoa and Ranger Ohio Corporation. The blackout period may be necessary to ensure that all transactions in RTI common stock under the RTI Plans are fully completed before the effective time of the merger and so that, after the effective time of the merger, the administrator of the RTI Plans can process the exchange of RTI common stock for Alcoa common stock.

Participants in the RTI Plans have been advised that if the merger transaction is completed as expected, the RTI Plans’ respective RTI Stock Funds will no longer be available for RTI Plan investments related to RTI common stock (or, subsequent to the merger, Alcoa common stock) starting on July 22, 2015. During the blackout, RTI Plan participants could be temporarily unable to direct or diversify any assets held in the RTI Plans’ respective RTI Stock Funds, or initiate loans or take other types of withdrawals from any amounts in applicable accounts. The blackout is expected to end around July 30, 2015.

RTI currently expects that the merger transaction will close on July 23, 2015, subject to customary closing conditions. Nevertheless, because the closing date (if any) of the merger transaction is not definitively known at this time, RTI is unable to definitively determine the exact dates for the blackout period.

During the potential blackout period and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and end dates of the blackout period. This information is available by contacting the RTI benefits department at (412) 893-0040.

Copies of the notices sent to participants in the RTI Plans are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Blackout Notice regarding RTI Bargaining Unit Employee Savings and Investment Plan

99.2	Blackout Notice regarding RTI Internaional Metals, Inc. Employee Savings and Investment Plan

99.3	Blackout Notice regarding RTI Employee Savings & Investment Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: July 20, 2015	By:	/s/ Chad Whalen
Chad Whalen

	Its:	General Counsel & Senior Vice President
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Blackout Notice regarding Bargaining Unit Employee Savings and Investment Plan

99.2	Blackout Notice regarding Employee Savings and Investment Plan

99.3	Blackout Notice regarding RTI Employee Savings & Investment Plan